Exhibit 99.1

Contacts:
Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

Avid Bioservices Reports Financial Results for

Second Quarter Fiscal 2019 and Recent Developments

-- Fiscal 2019 Projected Revenue of $51 to $55 Million Reaffirmed --

-- Signed Project Expansion Orders for $6.3 Million with Current Customers --

-- Successfully Executed Scheduled Broad Scale Facilities Maintenance and Upgrade Program --

TUSTIN, Calif., December 10, 2018 – Avid Bioservices, Inc. (NASDAQ:CDMO) (NASDAQ:CDMOP), a dedicated biologics contract development and manufacturing organization (CDMO) working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies, today announced financial results for the second quarter of fiscal year (FY) 2019 ended October 31, 2018, and provided an update on its contract manufacturing operations, and other corporate highlights.

Highlights Since July 31, 2018

“During the second quarter we have made very significant progress in both the commercial arena and in our operations as we continue to execute to plan. Re-launching the company as a dedicated biologics contract development and manufacturing organization is a challenging endeavor and I am exceptionally pleased with our progress,” said Roger Lias, Ph.D., Avid’s president and chief executive officer.

“On the commercial front we continue to see strong demand and we are making substantial progress in advancing both new and existing projects and improving our profitability. We are engaged in negotiations on new programs that will contribute revenue both during the current fiscal year and through fiscal year 2020 and, perhaps more importantly, many of our current customer programs expanded during the quarter. In addition to securing nearer-term business, our recently installed and highly experienced business development team is advancing longer lead time discussions with established biopharmaceutical clients for future commercial opportunities.

“To support the on-boarding of new projects and to deliver robust, compliant and cost-effective processes to our expanding and diversifying customer base, we continue to strengthen our process development function via the expansion and enhancement of our laboratories and the addition of state-of-the-art equipment. Process development services will become an increasingly important contributor to revenue and will build a strong pipeline of future manufacturing opportunities.

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“It’s pleasing to be able to report revenue of over $10 million and a backlog of $36 million during a quarter in which revenue generating potential was limited by planned sequential maintenance shutdowns of both of Avid’s cGMP manufacturing facilities. These shutdowns, during which we undertook important maintenance activities and upgraded systems represent the most comprehensive overhaul program in the company’s history and were crucial to maintaining compliance; serving our current clients and winning new business, as well as minimizing operational and regulatory risk.

“Collectively our significant operational and commercial progress, along with diligent management of our financial resources position Avid Bioservices well for transition to cash generation and positive EBITDA.”

Recent Developments

•	Signed project expansion orders with current clients representing future revenue in the amount of $6.3 million during the second quarter.

•	Increased marketing and media activities during the quarter to enhance industry visibility. Received double the number of Requests for Proposal in Q2 2019 as compared to Q1 2019 and increased the number of proposals issued by 100% during the same period.

•	Sold remaining legacy R&D asset, r84, to Oncologie, Inc., for $1.0 million upfront. r84 is a pre-clinical novel therapeutic antibody asset targeting VEG-F that has demonstrated anti-tumor activity in animal models. Under the terms of the purchase and assignment agreement, Avid is eligible to receive up to an additional $21.0 million in development, regulatory and commercialization milestones, as well as low to mid-single digit royalties on net sales upon commercialization of products utilizing r84.

•	Continued progress with ongoing expansion and optimization of our process development capabilities and laboratory space, including:

o	Expanding the total available process development laboratory space to more than 6,000 square feet;

o	Upgrading the infrastructure and equipment within the existing process development laboratories;

o	Implementing new state-of-the-art technologies and equipment designed to facilitate efficient, high-throughput development of upstream and downstream manufacturing processes.

•	Successfully executed the most comprehensive sequential maintenance overhaul in the company’s history, to best serve our existing customers and entice new business.

Financial Highlights and Guidance

•	The company is reaffirming revenue guidance for the full FY 2019 of $51 million - $55 million.

•	The revenue backlog as of October 31, 2018 was $36 million, the majority of which we expect to recognize in FY 2019.

•	Contract manufacturing revenue from Avid's clinical and commercial biomanufacturing services was $10.2 million for the second quarter of FY 2019 compared to $12.8 million for the second quarter of FY 2018. The decline in the second quarter of FY 2019 was primarily due to decreased demand from our two lead customers as previously disclosed. In addition, our revenues were impacted by the scheduled facility maintenance and upgrade shutdown.

•	Gross margin for the second quarter was a positive 3%, a significant improvement compared to a gross margin of negative 27% during the prior year period. The increase in gross margin for the quarter was primarily attributed to our product mix resulting in improved overhead efficiencies.

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•	Selling, general and administrative expenses for the second quarter of FY 2019 were $2.8 million, compared to $3.6 million for the second quarter of FY 2018. The decrease in the second quarter of FY 2019 was primarily due to reductions in facility costs and legal, accounting and other professional fees.

•	For the second quarter of FY 2019, the company recorded consolidated net loss attributable to common stockholders of $2.9 million, or $0.05 per share, compared to a consolidated net loss attributable to common stockholders of $14.1 million, or $0.31 per share, for the second quarter of FY 2018.

•	Avid reported $32.7 million in cash and cash equivalents as of October 31, 2018, compared to $42.3 million on April 30, 2018.

More detailed financial information and analysis may be found in Avid’s Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission today.

Conference Call

Avid will host a conference call and webcast this afternoon, December 10, 2018, at 4:30 PM EST (1:30 PM PST).

To listen to the conference call, please dial (877) 312-5443 or (253) 237-1126 and request the Avid Bioservices conference call. To listen to the live webcast, or access the archived webcast, please visit: http://ir.avidbio.com/events.cfm.

About Avid Bioservices, Inc.

Avid Bioservices is a dedicated contract development and manufacturing organization (CDMO) focused on development and cGMP manufacturing of biopharmaceutical products derived from mammalian cell culture. The company provides a comprehensive range of process development, high quality cGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With 25 years of experience producing monoclonal antibodies and recombinant proteins in batch, fed-batch and perfusion modes, Avid's services include cGMP clinical and commercial product manufacturing, purification, bulk packaging, stability testing and regulatory strategy, submission and support. The company also provides a variety of process development activities, including cell line development and optimization, cell culture and feed optimization, analytical methods development and product characterization. www.avidbio.com

Forward-Looking Statements

Statements in this press release, which are not purely historical, including statements regarding Avid Bioservices' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk the company may not achieve cash flow or EBITDA positive, the risk the company may experience delays in engaging new clients, the risk that the company may not be successful in executing client projects, the risk that the company may experience technical difficulties in completing client projects which could delay delivery of products to customers, revenue recognition and receipt of payment or the loss of the customer, the risk that one or more existing customers terminates its contract prior to completion or reduces or delays its demand for development or manufacturing services, and the risk that the company may need to use the majority of its cash to fund operations, thereby delaying the in-process upgrades to its process development capabilities and contemplated expansion plans. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2018, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this press release, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this press release except as may be required by law.

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avid bioservices, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(in thousands, except share and per share information)

	Three Months Ended October 31,		Six Months Ended October 31,
	2018	2017	2018	2017
Contract manufacturing revenue	$10,178	$12,782	$22,767	$39,859
Cost of contract manufacturing	9,844	16,242	21,241	36,690
Gross profit (loss)	334	(3,460)	1,526	3,169

Operating expenses:
Selling, general and administrative	2,816	3,596	6,031	7,449
Restructuring charges	–	1,258	–	1,258
Total operating expenses	2,816	4,854	6,031	8,707

Operating loss	(2,482)	(8,314)	(4,505)	(5,538)
Interest and other income, net	119	13	181	37
Loss from continuing operations before income taxes	$(2,363)	$(8,301)	$(4,324)	$(5,501)
Income tax benefit	173	–	173	–
Loss from continuing operations	$(2,190)	$(8,301)	$(4,151)	$(5,501)
Income (loss) from discontinued operations, net of tax	739	(4,323)	739	(8,328)
Net loss	$(1,451)	$(12,624)	$(3,412)	$(13,829)
Comprehensive loss	$(1,451)	$(12,624)	$(3,412)	$(13,829)
Series E preferred stock accumulated dividends	(1,442)	(1,442)	(2,523)	(2,523)
Net loss attributable to common stockholders	$(2,893)	$(14,066)	$(5,935)	$(16,352)

Basic and diluted weighted average common shares outstanding	56,008,541	45,097,474	55,889,325	44,935,600

Basic and diluted net (loss) income per common share attributable to common stockholders:
Continuing operations	$(0.06)	$(0.21)	$(0.12)	$(0.18)
Discontinued operations	$0.01	$(0.10)	$0.01	$(0.18)
Net loss per share attributable to common stockholders	$(0.05)	$(0.31)	$(0.11)	$(0.36)

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avid bioservices, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	October 31, 2018	April 30, 2018
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$32,694	$42,265
Trade and other receivables	4,197	3,754
Contract assets	5,092	–
Inventories	9,736	16,129
Prepaid expenses	774	679
Assets of discontinued operations	–	5,000
Total current assets	52,493	67,827
Property and equipment, net	26,279	26,479
Restricted cash	1,150	1,150
Other assets	302	304
Total assets	$80,224	$95,760

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,223	$1,909
Accrued payroll and related costs	1,829	2,564
Contract liabilities	17,307	27,935
Other current liabilities	433	905
Liabilities of discontinued operations	416	4,550
Total current liabilities	23,208	37,863

Deferred rent, less current portion	2,126	2,159
Capital lease, less current portion	93	–

Commitments and contingencies

Stockholders’ equity:
Preferred stock—$0.001 par value; 5,000,000 shares authorized; 1,647,760 shares issued and outstanding at October 31, 2018 and April 30, 2018, respectively	2	2
Common stock—$0.001 par value; 150,000,000 shares authorized; 56,063,488 and 55,689,222 shares issued and outstanding at October 31, 2018 and April 30, 2018, respectively	56	55
Additional paid-in capital	614,541	614,810
Accumulated deficit	(559,802)	(559,129)
Total stockholders’ equity	54,797	55,738
Total liabilities and stockholders’ equity	$80,224	$95,760

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